Note - the name change of the Company became effective with the State of Florida on July 5, 2011

Articles of Amendment
to
Articles of Incorporation
of

SOCIAL NETWORK MARKETING, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P11000006259

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

CHATCHING INC *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

1061 E. Indiantown Rd. #400
Jupiter, FL 33477

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

5500 Military Tr. Ste 22-303
Jupiter FL 33458

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: Robert C. Hackney, Esq.

New Registered Office Address: 1061 E. Indiantown Rd. #400
(Florida street address)

Jupiter, Florida 33477
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Robert C. Hackney

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
D	Nicholas Palin	5500 Military Tr Ste 22-303 Jupiter FL 33458	☑ Add ☐ Remove
D/P	Steven L Pfirman	112 Bryce Ln Jupiter FL 33458	☐ Add ☑ Remove
D/P	Steven L Pfirman	5500 Military Tr Ste 22-303 Jupiter FL 33458	☑ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

Article IV to be changed as follows:

The number of shares the corporation is authorized to issue is:

800,000,000

Article I to be changed as follows:

CHATCHING INC

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: 6/30/2011
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 6/30/2011

Signature ______________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Steven L Pfirman
(Typed or printed name of person signing)

Director/President
(Title of person signing)